UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, Kana Software, Inc. (the “KANA”) entered into an employment offer letter (the “Offer Letter”) with Michael S. Fields for the position of Chief Executive Officer and Chairman of the Board of Directors (the “Board”), effective August 26, 2005 (the “Start Date”). Pursuant to the Offer Letter, Mr. Fields’ employment with KANA is on an at-will basis and Mr. Fields’ annual salary is set at $360,000, payable semi-monthly with an annual target bonus for the first year equal to 65% of Mr. Fields’ annual salary; provided that KANA’s Board has the authorization to award an additional bonus of up to 20% based on extraordinary performance.

KANA’s Compensation Committee has also recommended to KANA’s Board that Mr. Fields be granted options to purchase 768,000 shares of KANA common stock divided into two grants and subject to a “reference collar,” which means that if the closing price of KANA’s common stock on the date on which Mr. Fields’ options are granted is greater than the closing price of KANA’s common stock on Mr. Fields’ Start Date ($1.63), then the number of shares for which Mr. Fields’ options may become exercisable will be increased by the relative percent difference in the grant date price and $1.63. Conversely, if the closing price of KANA’s common stock on the grant date is less than $1.63, then the number of shares for which Mr. Fields’ options may become exercisable will be decreased by the relative percent difference in the grant date price and $1.63. The first grant of options will become exercisable for 25% of the shares upon the completion of six months of service and the remaining shares will become exercisable over eighteen equal monthly installments. The second grant of options will become exercisable for 12.5% of the shares upon the completion of six months of service and the remaining shares will become exercisable over forty-two equal monthly installments.

According to the Offer Letter, if Mr. Fields is terminated by KANA for other than cause (i) during the first 12 months of his employment, then KANA will pay Mr. Fields an amount equal to three months salary in effect at the time of termination; or (ii) after the first 12 months of his employment, then KANA will pay Mr. Fields an amount equal to six months salary in effect at the time of termination.

Furthermore, on November 18, 2005, KANA entered into a consulting Agreement (the “Consulting Agreement”) with Mr. Fields with respect to his service as acting President of KANA between July 25, 2005 and August 25, 2005. Under the Consulting Agreement, Mr. Fields was paid a fee of $30,000 for his services.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	KANA is filing an amendment to its Current Reports on Form 8-K filed on July 28, 2005 and August 30, 2005 to provide additional information that was not determined at the time the Current Reports on Form 8-K were filed. The July 28, 2005 Current Report on Form 8-K reported that on July 24, 2005, KANA’s Board appointed Mr. Fields as Chairman of the Board and acting President of KANA, and the August 30, 2005 Current Report on Form 8-K reported that on August 25, 2005, KANA’s Board appointed Mr. Fields as Chief Executive Officer of KANA.

On November 18, 2005, KANA’s Compensation Committee entered into an employment offer letter with Mr. Fields for his appointment as Chief Executive Officer and Chairman of the Board that set forth his compensation arrangement as described in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference

On November 18, 2005, KANA entered into a consulting agreement with Mr. Fields for his appointment as its acting President that set forth his compensation arrangement as described in Item 1.01 of this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description
10.01	Employment Offer Letter, between Kana Software, Inc. and Michael S. Fields, dated as of September 9, 2005.

10.02	Consulting Agreement, between Kana Software, Inc. and Michael S. Fields, dated as of July 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John M. Thompson
John M. Thompson
Chief Financial Officer

Date: November 23, 2005

EXHIBIT INDEX

Number	Description
10.01	Employment Offer Letter, between Kana Software, Inc. and Michael S. Fields, dated as of September 9, 2005.

10.02	Consulting Agreement, between Kana Software, Inc. and Michael S. Fields, dated as of July 25, 2005.